SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   February 7, 1996

                         DRUG GUILD DISTRIBUTORS, INC.
            (Exact Name of Registrant as Specified in its Charter)

New Jersey                          2-96510-NY                   11-2269958
(State or other             (Commission File Number)             (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

            350 Meadowland Parkway, Secaucus, New Jersey     07094
            (Address of Principal Executive Offices)         (Zip Code)

                        Registrant's telephone number,
                      including area code, (201) 348-3700

Item 5:  OTHER EVENTS

     On February 7, 1996, the Company's Board of Directors approved the signing of a letter of intent to effect a merger between the Company and Neuman Health Services, Inc. through the exchange of Neuman common stock for shares of the Company's common stock. The proposed merger, which is subject to the negotiation and execution of a definitive agreement, is intended to be accounted for as a "pooling of interests" in accordance with Generally Accepted Accounting Principles.

     In addition, on February 7, 1996, the Company's Board of Directors elected Alan Glenn to the office of President to fill the vacancy created by the retirement of Roman Englander effective December 31, 1995. Alan Glenn had previously been an Executive Vice President of the Company for more than the previous five (5) years.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 8, 1996
                                  DRUG GUILD DISTRIBUTORS, INC.

                                  By:  /s/ Jay Reba
                                       Jay Reba
                                       Chief Financial and Accounting Officer